Exhibit 10.14

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Essential Group, Inc.
AmericasDoctor.com Coordinator Services, Inc.

Date:	March 28, 2005

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrower named above (“Borrower”).

The Parties agree to amend the Loan and Security Agreement between them, dated September 27, 2004 (as otherwise amended, if at all, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1. Amendment to Adjusted Quick Ratio Financial Covenant. The Adjusted Quick Ratio Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

Adjusted Quick Ratio:	For the month ending August 31, 2004 and for each month ending thereafter through the month ending March 31, 2006, Borrower shall maintain an Adjusted Quick Ratio of not less than 0.75 to 1.0; provided, however, if Borrower’s Adjusted Quick Ratio is less than 0.75 to 1.0 but at least 0.65 to 1.0, then such violation will not be deemed an Event of Default, however, the adjustments to the Advance Rate and Interest Rate will go into effect. Adjustments to the Advance Rate and Interest Rate will be effective upon the receipt by Silicon of Borrower’s financial statements evidencing Borrower’s Adjusted Quick Ratio has dropped to between 0.75 to 1.0 and 0.65 to 1.0, or has risen to equal or exceed 0.75 to 1.0, as applicable. For example, if Borrower’s Adjusted Quick Ratio dropped to 0.70 to 1.0 for the month ending November 30, 2004, then upon Silicon’s receipt of Borrower’s financial statements evidencing Borrower’s Adjusted Quick Ratio, the adjustments

Silicon Valley Bank	Amendment to Loan Documents

to the Advance Rate (80% to 75%) and Interest Rate (Prime Rate plus 1.0% per annum to Prime Rate plus 2.0% per annum) would go into effect. Similarly, if Borrower’s Adjusted Quick Ratio then rises to 0.75 to 1.0 for the month ending January 31, 2005, then upon Silicon’s receipt of Borrower’s financial statements evidencing Borrower’s Adjusted Quick Ratio, the adjustments to the Advance Rate (75% to 80%) and Interest Rate (Prime Rate plus 2.0% per annum to Prime Rate plus 1.0% per annum) would go into effect; and

For the month ending April 30, 2006 and for each month ending thereafter, Borrower shall maintain an Adjusted Quick Ratio of not less than 0.75 to 1.0.

2. Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $2,500, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

3. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date).

4. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

ESSENTIAL GROUP, INC.		SILICON VALLEY BANK

By	/s/ Dennis N. Cavender	By	/s/ J. Anthony Clarkson
	President or Vice President	Title	Relationship Manager

By	/s/ Dennis N. Cavender
Secretary or Ass’t Secretary

Silicon Valley Bank	Amendment to Loan Documents

Borrower:

AMERICASDOCTOR.COM COORDINATOR SERVICES, INC.

By	/s/ Dennis N. Cavender
President or Vice President

By	/s/ Dennis N. Cavender
Secretary or Ass’t Secretary